Exhibit 99.1

Akorn Reports Second Quarter 2013 Financial Results

- Reports Record Revenue of $77.0 million and Adjusted EPS of $0.14 -

LAKE FOREST, Ill.--(BUSINESS WIRE)--August 6, 2013--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for its second quarter ended June 30, 2013.

Raj Rai, Chief Executive Officer, commented, "We are pleased with our second quarter results. The results reflect the actions we took to address the challenges that we were faced with around certain new product launches. In addition, we are making good progress on our strategic initiatives and expect another great year of performance and are reaffirming our adjusted diluted EPS 2013 guidance of $0.53 to $0.55.”

Second Quarter 2013 Highlights

  Achieved record consolidated revenue of $77.0 million, up 22% over the prior year quarter.
  Generated record operating cash flow of $14.5 million.
  Completed development on 1 injectable and 3 ophthalmic ANDAs with a combined annual IMS market size of approximately $500 million.
  Increased Nembutal sales sequentially by 14%.
  Launched Clindamycin Phosphate Injection in 5% Dextrose premix in three strengths, with a combined IMS addressable market size of $65 million.
  Commercialized expanded capacity at Company’s Somerset, New Jersey ophthalmic manufacturing plant.

Financial Results for the Quarter Ended June 30, 2013

Consolidated revenue for the second quarter of 2013 was $77.0 million, up 22% over the prior year quarter’s consolidated revenue of $63.3 million. The increase in revenue was primarily the result of sales of new products launched late in 2012, along with increases in sales volume for existing products, partially offset by decreases in average sales price for existing products and lower sales from our subsidiary in India, Akorn India Private Limited. Consolidated gross margin for the second quarter of 2013 was 54.7% compared to 56.5% in the comparable prior year period. Gross profit for the second quarter of 2013 included a $1.3 million reduction to cost of sales related to the reversal of a product warranty reserve. The decrease in gross margin was primarily the result of various new products launched late in 2012 which generate lower gross margins as a result of being either partnered or manufactured through third parties.

Selling, general and administrative expenses were $13.1 million in the second quarter of 2013 compared to $10.9 million in the second quarter of 2012. The increase is largely a result of expanding the sales force to support the Company’s growing product portfolio. R&D expenses were $5.1 million in the second quarter of 2013, an increase of $1.0 million over the prior year quarter.

Non-GAAP adjusted net income for the second quarter of 2013 was $15.3 million, or $0.14 per diluted share, compared to non-GAAP adjusted net income of $12.6 million, or $0.11 per diluted share, in the prior year quarter. Adjusted net income for the second quarter of 2013 excludes the $1.3 million product warranty reserve reversal.

2013 Outlook

The Company’s 2013 outlook remains unchanged and excludes the impact of any new product approvals after August 6, 2013.

Total revenues	$305 – 315	million

Total gross margin percentage	53 – 54%

SG&A expenses	~ $50	million

R&D expenses	$24 – 26	million

Intangible asset amortization expense	$7	million

Income tax rate	~ 36%

GAAP net income	$47 – 50	million

GAAP net income per diluted share	$0.42 – 0.44

Adjusted net income	$60 – 62	million

Adjusted net income per diluted share	$0.53 – 0.55

Capital expenditures	~ $25	million

Akorn’s R&D Pipeline

The Company has 57 ANDAs filed with the FDA with a combined annual addressable IMS market size of approximately $5.4 billion. The Company has completed development work on 16 additional products with a combined annual addressable IMS market size of approximately $1.6 billion and expects to file these products with the FDA in the near future.

Second Quarter 2013 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, August 6, 2013, to discuss second quarter 2013 results followed by a Q&A session. The domestic call-in number is 888-438-5524 and the international call-in number is 719-785-1765. The confirmation code for all callers is 6338126. The URL for the webcast is http://www.videonewswire.com/event.asp?id=94640. A live broadcast of the conference call will also be available online at www.akorn.com under the Investor Relations tab and available for replay for 30 days.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey and Paonta Sahib, India where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results. The addressable IMS market size figures presented in this press release outline the approximate aggregate size of the potential market and are not forecasts of our future sales.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, amortization of the fair value adjustment to inventory acquired through business acquisitions, and various acquisition related expenses

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  The recorded provision for income taxes
  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, amortization of the fair value adjustment to inventory acquired through business acquisitions, and various acquisition related expenses
  Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards.

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance. Adjusted net income and Adjusted net income per diluted share provide the Company and investors with income figures that would be expected to be more aligned with cash flows than GAAP net income, which includes a host of non-cash income and expense items.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. Due to the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2013	2012	2013	2012

Revenues	$77,012	$63,287	$150,866	$115,004
Cost of sales (excluding amortization of intangibles)	34,920	27,560	69,629	48,376
GROSS PROFIT	42,092	35,727	81,237	66,628

Selling, general and administrative expenses	13,113	10,940	25,448	21,279
Acquisition-related costs	-	184	519	8,644
Research and development expenses	5,051	4,073	11,020	6,950
Amortization of intangibles	1,677	1,754	3,410	3,317
TOTAL OPERATING EXPENSES	19,841	16,951	40,397	40,190

OPERATING INCOME	22,251	18,776	40,840	26,438

Amortization of deferred financing costs	(207)	(195)	(411)	(388)
Non-cash interest expense	(1,037)	(1,204)	(2,263)	(2,387)
Interest expense, net	(991)	(1,006)	(1,969)	(2,050)
Other non-operating expenses	(34)	-	42	-
INCOME BEFORE INCOME TAXES	19,982	16,371	36,239	21,613
Income tax provision	7,345	6,665	12,760	8,799
NET INCOME	$12,637	$9,706	$23,479	$12,814

NET INCOME PER SHARE:
BASIC	$0.13	$0.10	$0.24	$0.13
DILUTED	$0.11	$0.09	$0.21	$0.12

SHARES USED IN COMPUTING NET INCOME PER SHARE:
BASIC	96,122	95,096	96,025	95,054
DILUTED	112,328	110,513	112,010	109,879

COMPREHENSIVE INCOME:
Net income	12,637	9,706	23,479	12,814
Foreign currency translation loss	(4,979)	(4,757)	(4,621)	(6,960)
Comprehensive income	7,658	4,949	$18,858	$5,854

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	JUNE 30,	DECEMBER 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$58,412	$40,781
Trade accounts receivable, net	57,707	51,017
Inventories	56,703	52,495
Deferred taxes, current	7,385	9,190
Prepaid expenses and other current assets	4,836	5,224
TOTAL CURRENT ASSETS	185,043	158,707
PROPERTY, PLANT AND EQUIPMENT, NET	81,033	80,679
OTHER LONG-TERM ASSETS:
Goodwill	30,487	32,159
Product licensing rights, net	61,220	63,654
Other intangibles, net	15,547	16,731
Deferred financing costs	2,667	3,078
Deferred taxes, non-current	1,013	930
Long-term investments	10,311	10,299
Other	2,927	3,328
TOTAL OTHER LONG-TERM ASSETS	124,172	130,179
TOTAL ASSETS	$390,248	$369,565

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$21,393	$21,784
Accrued compensation	4,473	7,533
Accrued royalties	5,561	5,768
Accrued administration fees	2,307	2,204
Accrued income taxes payable	594	910
Accrued expenses and other liabilities	4,823	5,092
TOTAL CURRENT LIABILITIES	39,151	43,291
LONG-TERM LIABILITIES:
Convertible notes due 2016	106,656	104,637
Purchase consideration payable	16,038	16,113
Deferred taxes, non-current	825	1,991
Product warranty liability	-	1,299
Lease incentive obligations and other long-term liabilities	1,386	1,153
TOTAL LONG-TERM LIABILITIES	124,905	125,193
TOTAL LIABILITIES	164,056	168,484
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 96,191,057 and 95,844,012 shares issued and outstanding June 30, 2013 and December 31, 2012, respectively	232,288	226,035
Warrants to acquire common stock	17,946	17,946
Accumulated deficit	(13,517)	(36,996)
Accumulated other comprehensive loss	(10,525)	(5,904)
TOTAL SHAREHOLDERS' EQUITY	226,192	201,081
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$390,248	$369,565

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2013	2012	2013	2012
OPERATING ACTIVITIES
Consolidated net income	$12,637	$9,706	$23,479	$12,814
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	3,362	2,808	6,651	5,319
Write-off and amortization of deferred financing fees	207	195	411	388
Amortization of unfavorable contract liability	(159)	-	(318)	-
Non-cash stock compensation expense	2,541	1,758	4,244	3,181
Non-cash interest expense	1,037	1,204	2,263	2,387
Deferred tax assets, net	403	1,484	1,201	3,261
Excess tax benefit from stock compensation	(507)	-	(745)	(1,595)
Non-cash settlement of product warranty liability	(1,299)	-	(1,299)	-
Equity in earnings of unconsolidated joint venture	-	-	(76)	-
Changes in operating assets and liabilities:
Trade accounts receivable	1,050	(6,066)	(6,908)	(9,980)
Inventories	(2,987)	(5,406)	(4,428)	(9,561)
Prepaid expenses and other assets	(464)	(796)	538	(1,071)
Trade accounts payable	1,710	362	(151)	(2,014)
Accrued expenses and other liabilities	(3,055)	(2,012)	(3,464)	3,157
NET CASH PROVIDED BY OPERATING ACTIVITIES	14,476	3,237	21,398	6,286

INVESTING ACTIVITIES
Payments for acquisitions	(244)	-	(513)	(55,224)
Purchases of property, plant and equipment	(2,470)	(6,867)	(5,159)	(12,253)
NET CASH USED IN INVESTING ACTIVITIES	(2,714)	(6,867)	(5,672)	(67,477)

FINANCING ACTIVITIES
Net proceeds from common stock offering and warrant exercises	-	-	-	-
Excess tax benefit from stock compensation	507	-	745	1,595
Proceeds under stock option and stock purchase plans	397	-	1,265	523
NET CASH PROVIDED BY FINANCING ACTIVITIES	904	-	2,010	2,118

Effect of changes in exchange rates on cash & cash equivalents	(117)	(298)	(105)	(479)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,549	(3,928)	17,631	(59,552)
Cash and cash equivalents at beginning of period	45,863	28,338	40,781	83,962
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$58,412	$24,410	$58,412	$24,410

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2013	2012	2013	2012

NET INCOME	$12,637	$9,706	$23,479	$12,814

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	1,685	1,054	3,241	2,002
Amortization expense	1,677	1,754	3,410	3,317
Interest expense, net	991	1,006	1,969	2,050
Non-cash interest expense	1,037	1,204	2,263	2,387
Income tax provision	7,345	6,665	12,760	8,799
EBITDA	$25,372	$21,389	$47,122	$31,369

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES:
Acquisition-related expenses	-	-	840	8,324
Non-cash stock compensation expense	2,541	1,758	4,244	3,181
Non-cash settlement of product warranty liability	(1,299)	-	(1,299)	-
Write-off and amortization of deferred financing costs	207	195	411	388
ADJUSTED EBITDA	$26,821	$23,342	$51,318	$43,262

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2013	2012	2013	2012

NET INCOME	$12,637	$9,706	$23,479	$12,814

INCOME TAX PROVISION	7,345	6,665	12,760	8,799

INCOME BEFORE INCOME TAXES	19,982	16,371	36,239	21,613

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Acquisition-related expenses	-	-	840	8,324
Non-cash stock compensation expense	2,541	1,758	4,244	3,181
Non-cash interest expense	1,037	1,204	2,263	2,387
Amortization expense	1,677	1,754	3,410	3,317
Non-cash settlement of product warranty liability	(1,299)	-	(1,299)	-
Write-off and amortization of deferred financing costs	207	195	411	388

ADJUSTED INCOME BEFORE INCOME TAXES	24,145	21,282	46,108	39,210

ADJUSTED INCOME TAX PROVISION	8,845	8,661	16,342	15,958

ADJUSTED NET INCOME	15,300	12,621	29,766	23,252

ADJUSTED NET INCOME PER DILUTED SHARE	$0.14	$0.11	$0.27	$0.21

CONTACT:
Akorn, Inc.
Tim Dick, 847-279-6150
Chief Financial Officer